Exhibit 10.20

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

NEXT.E.GO N.V.

Convertible Promissory Note

Original Principal Amount: $2,000,000
Issuance Date: [_________]
Number: EGOX-[1][2]

FOR VALUE RECEIVED, NEXT.E.GO N.V., a Dutch public limited liability company (the “Company”), hereby promises to pay to the order of YA II PN, LTD., or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) and Payment Premium, as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (13). The Issuance Date is the date of the first issuance of this Convertible Promissory Note (the “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. This Note was issued with a 7% original issue discount.

This Note is being issued pursuant to Section 2.01 of the Standby Equity Purchase Agreement, dated January 4, 2024 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “SEPA”), between the Company and the YA II PN, LTD., as the “Investor.” This Note may be repaid in accordance with the terms of the SEPA, including, without limitation, pursuant to Investor Notices and corresponding Advance Notices deemed given by the Company in connection with such Investor Notices. The Holder also has the option of converting on one or more occasions all or part of the then outstanding and unpaid Conversion Amount by delivering to the Company one or more Conversion Notices in accordance with Section 3 of this Note.

(1)            GENERAL TERMS

(a)            Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be [________], 202_¹, as may be extended at the option of the Holder and by prior written notice to the Company. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b)            Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 0% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (for so long as such Event of Default is continuing and remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

____________

1         Insert date 12 months from the closing date of the First Pre-Paid Advance.

(c)            Monthly Payments. If, any time after the Issuance Date set forth above, and from time to time thereafter, an Amortization Event occurs, then the Company shall make monthly payments beginning on the 10th Trading Day after the Amortization Event Date and continuing on the same day of each successive Calendar Month. Each monthly payment shall be in an amount equal to the sum of (i) $1,000,000 of Principal in the aggregate among this Note and all Other Notes (or the outstanding Principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) the Payment Premium (as defined below) in respect of such Amortization Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date. The obligation of the Company to make monthly prepayments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if at any time after the Amortization Event Date (A) in the event of a Floor Price Event, on the date that is the 5th consecutive Trading Day that the daily VWAP is greater than 110% of the Floor Price then in effect, or (B) in the event of a Registration Event, the condition or event causing the Registration Event shall have been cured, unless a subsequent Amortization Event occurs.

(d)            Optional Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided that (i) the Company provides the Holder with at least 10 Trading Days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption, and (ii) on the date the Redemption Notice is issued, the VWAP of the Ordinary Shares is less than the Fixed Price. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Redemption Amount. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus the Payment Premium, plus all accrued and unpaid Interest. After receipt of the Redemption Notice, the Holder shall have 10 Trading Days to elect to convert all or any portion of the Note. On the 11th Trading Day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions or other payments effected during the 10 Trading Day period.

(e)            Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(2)            EVENTS OF DEFAULT.

(a)            An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            The Company’s failure to pay to the Holder any amount of Principal, Redemption Amount, Payment Premium, Interest, or other amounts when and as due under this Note or any other Transaction Document within five (5) Trading Days after such payment is due;

(ii)            The Company or any Subsidiary of the Company shall file for, or otherwise commence, or there shall be commenced against the Company or any Subsidiary of the Company any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary of the Company files for or commences any other proceeding under any corporate, reorganization, restructuring, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, including but not limited to the wet homologatie onderhands akkoord-proceedings under Dutch law, so called WHOA-proceedings, or, subject to section 44 of the German StaRUG, restructuring proceedings under the German StaRUG, so called StaRUG proceedings, whether now or hereafter in effect relating to the Company or any Subsidiary of the Company, and, in case of a filing by any other party that is not the Company or a Subsidiary of the Company, the Company acquiesces to, or fails to have dismissed, within twenty (20) days, any petition filed against it in any involuntary case under such proceedings; or any order of relief or other order approving any such case or proceeding is entered; or any insolvency administrator, custodian, private or court appointed receiver or the like is appointed for the Company, or any of its Subsidiaries or all or substantially all of its property, and the Company acquiesces to, or fails to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case relating to such appointment; or the Company or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company or any Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due, in particular become illiquid (Zahlungsunfähigkeit) within the meaning of section 17 of the German

Insolvency Code (Insolvenzordnung), or, subject to section 44 of the German StaRUG, imminent illiquid (drohende Zahlungsunfähigkeit) within the meaning of section 18 of the German Insolvency Code or shall become over-indebted (Überschuldung) within the meaning of section 19 of the German Insolvency Code; or the Company or any Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing; or the Company’s or Next.e.GO Mobile SE’s (the “Guarantor”) appointed auditor finally, and without the possibility of cure, declares that in accordance with general accounting principles, the Company or the Guarantor is not expected to continue as a going concern;

(iii)            The Company or any Subsidiary of the Company shall default, in any of its obligations under any debenture, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created and such default is not cured within the time prescribed by the documents governing such indebtedness or if no time is prescribed, within ten (10) Trading Days, and as a result, such indebtedness becomes or is declared due and payable;

(iv)            The Company or any Subsidiary of the Company be late, more than (30) days, or non-compliant or otherwise in default with in any SEC or Nasdaq filing and reporting obligations in particular but not limited to filing and reporting obligations under the Exchange Act or the Securities Act, or with any other local law filing and reporting requirements that apply under the jurisdictions of the Company or any Subsidiary, in particular but not limited to local law requirements to file and publish financial statements or any other form of accounts, whether annual, periodically or ad-hoc publications, each in conformity with applicable local law accounting standards;

(v)            A final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(vi)            The Ordinary Shares shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of ten (10) consecutive Trading Days;

(vii)            The Company or any Subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section (13)) unless in connection with such Change of Control Transaction this Note is retired;

(viii)            The Company’s (A) failure to deliver the required number of Ordinary Shares to the Holder within two (2) Trading Days after the applicable Share Delivery Date or (B) written notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Note into Ordinary Shares that is tendered in accordance with the provisions of the Note;

(ix)            The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(x)            The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;

(xi)            The Company uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; or

(xii)            Any Event of Default (as defined in the Other Notes or in any Transaction Document other than this Note) occurs with respect to any Other Notes, or any breach of any material term of any other debenture, note, or instrument held by the Holder in the Company or any agreement between or among the Company and the Holder, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days; or

(xiii)            The Company shall fail to observe or perform any material covenant or agreement contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Section (2)(a)(i) through (2)(a)(xii) hereof) or any Other Notes or any other Transaction Document, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days, or any material representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any Transaction Document shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days.

(b)            During the time that any portion of this Note is outstanding, if any Event of Default has occurred (other than an event with respect to the Company described in Section (2)(a)(ii)), the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section (6), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (2)(a)(ii), the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, on one or more occasions all or part of the Conversion Amount in accordance with Section (3) (and subject to the limitations set out in Section (3)(c)(i)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date, in each case at the Conversion Price. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, (other than a required Conversion Notice) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3)            CONVERSION OF NOTE. This Note shall be convertible into Ordinary Shares, on the terms and conditions set forth in this Section (3).

(a)            Conversion Right. Subject to the limitations of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable (meaning that a holder of an Ordinary Share shall not by reason of merely being such a holder be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Share) Ordinary Shares in accordance with Section (3)(b), at the Conversion Price. The number of Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of an Ordinary Share upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of an Ordinary Share up to the nearest whole Ordinary Share. The Company shall pay any and all transfer, stamp and similar documentary taxes that may be payable with respect to the issuance and delivery of Ordinary Shares upon conversion of any Conversion Amount.

(b)            Mechanics of Conversion.

(i)            Optional Conversion. To convert any Conversion Amount into Ordinary Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (3)(b)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third (3rd) Trading Day following the date of receipt by the Company of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Ordinary Shares and provided that the Company’s U.S. transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Ordinary Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Ordinary Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the Ordinary Shares issuable upon a conversion of this Note shall be treated as the beneficial owner of such Ordinary Shares by the Company, with respect to any dividend or other distributions payable on the Ordinary Shares with a record date between the date of transmission of a Conversion Notice and the issuance of the relevant Ordinary Shares issuable pursuant to such Conversion Notice. In connection with any conversion of a Conversion Amount into Ordinary Shares on a Conversion Date, the Company shall, on the relevant Share Delivery Date, set off (verrekenen) its debt under the Note to pay such Conversion Amount against its receivable from the Holder to pay up in full, and satisfy the issue price, for the relevant Ordinary Shares issuable upon such conversion (and, for that purpose, such issue price shall be the same amount as the Conversion Amount).

(ii)            Company’s Failure to Timely Convert. If by the Share Delivery Date the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of Ordinary Shares to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (a “Conversion Failure”) in accordance with Section3(b)(i), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of Ordinary Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s written request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable and documented out of pocket expenses, if any) for the Ordinary Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Ordinary Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Ordinary Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Ordinary Shares, times (B) the Closing Price on the Conversion Date.

(iii)            Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount under this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c)            Limitations on Conversions.

(i)            Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of Ordinary Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Ordinary Shares in excess of 4.99% of the then outstanding Ordinary Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii)            Other Conversion Limitations. The Holder agrees that it shall not convert more than an aggregate of $2,000,000 of Principal amount of this Note and any Other Note held by the Holder in any Calendar Month utilizing the Variable Price. This limitation shall not apply (i) at any time upon the occurrence and during the continuance of an Event of Default, and (ii) with respect to any conversions utilizing the Fixed Price, and may be waived with the consent of the Company.

(d)            Other Provisions.

(i)            All calculations under this Section (4) shall be rounded to the nearest $0.0001 or whole share.

(ii)            So long as this Note or any Other Notes remain outstanding, the Company shall have reserved from its authorized share capital (maatschappelijk kapitaal) and the board of directors of the Company shall have such authority to issue (and exclude any pre-emption rights in relation thereto) the maximum number of Ordinary Shares issuable upon conversion of this Note and the Other Notes (assuming for purposes hereof that (x) this Note and such Other Notes are convertible at the Floor Price as of the date of determination, (y) any such conversion shall not take into account any limitations on the conversion of the Note or Other Notes set forth herein or therein (the “Required Reserve Amount”), provided that at no time shall the number of Ordinary Shares reserved pursuant to this Section (3)(d)(ii) be reduced other than proportionally with respect to all Ordinary Shares in connection with any conversion (other than pursuant to the conversion of this Note and the Other Notes in accordance with their terms) and/or cancellation, or reverse stock split. If at any time when this Note or any Other Notes remain outstanding (A) the number of Ordinary Shares forming the authorized share capital (maatschappelijk kapitaal) of the Company but unissued and not otherwise reserved for issuance (including (i) in relation to equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in Ordinary Shares (other than the Note and the Other Notes) and (ii) Ordinary Shares remaining available for issuance under the Company’s equity incentive plans) and/or (B) the existing authorization of the board of directors of the Company to issue Ordinary Shares (and exclude pre-emption rights) is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to propose to its general meeting of shareholders an increase of its authorized share capital (maatschappelijk kapitaal) and/or the authorization of the board of directors of the Company to issue Ordinary Shares and exclude pre-emption rights in respect thereof necessary to meet the Company’s obligations pursuant to this Note, recommending that shareholders vote in favor of such an increase and/or authorization, as applicable. If at any time the VWAP of the Ordinary Shares is less than the nominal value of one Ordinary Share (translated into USD using the EUR/USD exchange rate published by the European Central Bank for that date, or, in the absence of such publication, such other official EUR/USD exchange rate chosen by the Holder) for 10 consecutive Trading Days, the

Company will use commercially reasonable efforts to promptly call and hold a general meeting for the purpose of seeking the approval of its general meeting to reduce the nominal value of one Ordinary Share to the extent allowed under applicable law. The Company covenants that, upon issuance in accordance with conversion of this Note in accordance with its terms, the Ordinary Shares, when issued, will be validly issued, fully paid and nonassessable (meaning that a holder of an Ordinary Share shall not by reason of merely being such a holder be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Share).

(iii)            Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for a Conversion Failure and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv)            Legal Opinions. The Company is obligated to cause its legal counsel to deliver legal opinions to the Transfer Agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof.

(e)            Adjustment of Conversion Price upon Subdivision or Combination of Ordinary Shares. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares, (b) subdivide outstanding Ordinary Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (d) issue by reclassification of Ordinary Shares any shares of capital stock of the Company, then each of the Fixed Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Ordinary Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(f)            Adjustment of Conversion Price upon Issuance of Ordinary Shares. If the Company, at any time while this Note is outstanding, issues or sells any Ordinary Shares or Convertible Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price. For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities (other than the Other Notes) and the price per share for which one Ordinary Share is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Ordinary Share upon conversion or exchange or exercise of such Convertible Securities. Notwithstanding the foregoing, no adjustment pursuant to this section shall result in a reduction of the Fixed Price to a price less than the nominal value of one Ordinary Share.

(g)            Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the Ordinary Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Ordinary Shares had such Ordinary Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Ordinary Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Ordinary Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Ordinary Shares) at a conversion rate for such consideration commensurate with the

Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(h)            Whenever the Conversion Price is adjusted pursuant to Section (3) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(i)            In case of any (1) merger or consolidation of the Company or any Subsidiary of the Company with or into another Person, or (2) sale by the Company or any Subsidiary of the Company of more than one-half of the assets of the Company and its Subsidiaries on a consolidated basis in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (3)(b), (B) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Ordinary Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Ordinary Shares into which such aggregate Principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible note with a principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each Ordinary Shares would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive events of this type but shall not apply to any transfer to or merger or demerger within the Company’s group formed by the Company and its wholly-owned Subsidiaries from time to time.

(4)            REISSUANCE OF THIS NOTE.

(a)            Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)            Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (4)(d)) representing the outstanding Principal.

(c)            Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)            Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section (4)(a) or Section (4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(5)            NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	Next.e.GO N.V. Lilienthalstraße 1 52068 Aachen, Germany Attn: [*] E-mail: [*]@e-go-mobile.com and copy to: legal@e-go-mobile.com
with a copy (which shall not constitute notice) to:	Sullivan & Cromwell LLP Neue Mainzer Straße 52 60311 Frankfurt, Germany Attn: [*] E-mail: [*]@sullcrom.com
If to the Holder:	YA II PN, LTD. c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue Mountainside, NJ 07092 Attention: [*] Telephone: 201-[*] Email: Legal@yorkvilleadvisors.com or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(6)            Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause its Subsidiaries not to, without the consent of the Holder, (i) amend its articles of association so as to materially and adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire Ordinary Shares or other equity securities; (iii) enter into any agreement with respect to any of the foregoing; or (iv) enter into any agreement, arrangement or transaction in or of which the terms thereof would materially restrict, materially delay, materially conflict with or materially impair the ability of the Company to make cash payments as may be required hereunder.

(7)            This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Ordinary Shares in accordance with the terms hereof.

(8)            CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a)            Governing Law. This Note and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)            Jurisdiction; Venue; Service.

(i)            The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii)            The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii)            Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv)            The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing.

(v)            Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law.

(c)            THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(9)            If the Company fails to materially comply with the terms of this Note, then, to the extent reasonably incurred and documented, the Company shall reimburse the Holder for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this

Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(10)            Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(11)            If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(12)            CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)            “Advance Notices” shall have the meaning set forth in the SEPA.

(b)            “Annual Report” shall have the meaning set forth in the SEPA.

(c)            “Amortization Event” shall mean (i) the daily VWAP is less than the Floor Price then in effect for five Trading Days during a period of seven consecutive Trading Days (a “Floor Price Event”), or (ii) the occurrence of an Event (as defined in the Registration Rights Agreement); or the Company shall have failed to file the Annual Report or the Semi-Annual Report in each case in compliance with all applicable SEC rules and regulations for filing thereof within five Trading Days of the applicable Early Filing Deadline (each, a “Registration Event”) (the last such day of each such occurrence, an “Amortization Event Date”).

(d)            “Amortization Principal Amount” shall have the meaning set forth in Section (1)(c).

(e)            “Applicable Price” shall have the meaning set forth in Section (3)(f).

(f)            “Bloomberg” means Bloomberg Financial Markets.

(g)            “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(h)            “Buy-In” shall have the meaning set forth in Section (3)(b)(ii).

(i)            “Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii).

(j)            “Calendar Month” means one of the months as named in the calendar.

(k)            “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company, including any Other Notes, shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors of the Company) which is not approved or proposed by a majority of those individuals who are members of the board of directors of the Company on the date hereof (or by those individuals who are serving as members of the board of directors of the Company on any date whose nomination to the board of directors of the Company was approved or proposed by a majority of the members of the board of directors of the Company who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into a bona fide third-party, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to or merger or demerger within the Company’s group formed by the Company and its wholly-owned Subsidiaries from time to time shall be deemed a Change of Control Transaction under this provision.

(l)          “Closing Price” means the price per share in the last reported trade of the Ordinary Shares on a Primary Market or on the exchange which the Ordinary Shares are then listed as quoted by Bloomberg.

(m)        “Commission” means the Securities and Exchange Commission.

(n)         “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Note to be converted, redeemed or otherwise with respect to which this determination is being made.

(o)         “Conversion Date” shall have the meaning set forth in Section (3)(b)(i).

(p)         “Conversion Failure” shall have the meaning set forth in Section (3)(b)(ii).

(q)         “Conversion Notice” shall have the meaning set forth in Section (3)(b)(i).

(r)          “Conversion Price” means, as of any Conversion Date or other date of determination the lower of (i) [$___]² per Ordinary Share (the “Fixed Price”), or (ii) 94% of the lowest daily VWAP during the 7 consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Price”), provided that under no circumstances will the Variable Price per Ordinary Share be lower than the Floor Price then in effect, and provided further that the Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note (but such adjustment shall never cause the Conversion Price to be less than limb (ii) of the definition of the Floor Price).

(s)          “Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares.

(t)          “Dilutive Issuance” shall have the meaning set forth in Section (3)(f).

(u)         “Early Filing Deadline” shall have the meaning set forth in the SEPA.

(v)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)        “Floor Price” solely with respect to the Variable Price, shall mean the greater of (i) [$____]³ per Ordinary Share or (ii) the nominal value of one Ordinary Share, which as of the Issuance Date is EUR 0.12 and shall not be increased without the Holder’s consent, (translated into USD on the applicable Share Delivery Date using the EUR/USD exchange rate published by the European Central Bank for that date, or, in the absence of such publication, such other official EUR/USD exchange rate chosen by the Holder).

____________

2        Insert price equal to 150% of the VWAP on the day prior to the Issuance Date of the Note issued in connection with the First Pre-Paid Advance.

3        Insert price equal to 20% of the Closing Price as of the trading day immediately prior to the date of the SEPA.

(x)         “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property.

(y)         “Investor Notices” shall have the meaning set forth in the SEPA.

(z)         “New Issuance Price” shall have the meaning set forth in Section (3)(f).]

(aa)        “Ordinary Shares” means the ordinary shares, nominal value EUR 0.12, in the capital of the Company and other class of shares into which such ordinary shares may hereafter be changed or reclassified.

(bb)       “Other Notes” means any other notes issued pursuant to the SEPA and any other debentures, notes, or other debt instruments issued in exchange, replacement, or modification of the foregoing.

(cc)        “Payment Premium” means 7% of the Principal amount being paid.

(dd)       “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 20-F), and quarterly reports and current reports (on Form 6-K), for so long as any amounts are outstanding under this Note or any Other Note; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

(ee)        “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(ff)         “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

(gg)       “Registration Rights Agreement” means the registration rights agreement entered into between the Company and the Holder on the date hereof.

(hh)       “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(ii)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(jj)         “Semi-Annual Report” shall have the meaning set forth in the SEPA.

(kk)       “Share Delivery Date” shall have the meaning set forth in Section (3)(b)(i).

(ll)         “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(mm)     “Trading Day” means a day on which the Ordinary Shares are quoted or traded on a Primary Market on which the Ordinary Shares are then quoted or listed; provided, that in the event that the Ordinary Shares are not listed or quoted, then Trading Day shall mean a Business Day.

(nn)       “Transaction Document” means, each of, the Other Notes, the SEPA, the Registration Rights Agreement and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

(oo)       “Underlying Shares” means the Ordinary Shares issuable upon conversion of this Note or as payment of interest in accordance with the terms hereof.

(pp)       “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for the Ordinary Shares on the Primary Market during regular trading hours as reported by Bloomberg through its “Historical Prices — Px Table with Average Daily Volume” functions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY: NEXT.E.GO N.V.
By:
Name:
Title:

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: NEXT.E.GO N.V.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Note No. EGOX-[1][2] into Ordinary Shares of NEXT.E.GO N.V., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:
Accrued Interest to be Converted:
Total Conversion Amount to be converted:
Fixed Price:
Variable Price:
Applicable Conversion Price:
Number of Ordinary Shares to be issued:

Please issue the Ordinary Shares in the following name and deliver them to the following account:
Issue to:
Broker DTC Participant Code:
Account Number:
Authorized Signature:
Name:
Title: